UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

March 1, 2010

Date of Report (Date of earliest event reported)

ANTIGENICS INC.

(Exact name of registrant as specified in its charter)

DELAWARE	000-29089	06-1562417
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3 Forbes Road Lexington, MA	02421
(Address of principal executive offices)	(Zip Code)

781-674-4400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On February 3, 2010, the Securities and Exchange Commission declared effective the Registration Statement on Form S-3 of Antigenics Inc. (the “Company”) (Registration No. 333-164481). That Registration Statement permits the issuance, from time to time, by the Company of shares of the Company’s common stock, preferred stock and debt securities up to a combined amount of $100,000,000.

A prospectus supplement dated March 1, 2010 to be filed with the Securities Exchange Commission contemplates the sale of up to 20,000,000 shares of the Company’s common stock from time to time in at-the-market offerings pursuant to an At Market Issuance Sales Agreement (the “Agreement”) with McNicoll, Lewis & Vlak LLC and Wm Smith & Co (the “Sales Agents”). Sales pursuant to the Agreement will be made only upon instructions by the Company to the Sales Agents, and the Company cannot provide any assurances that it will issue any shares pursuant to the Agreement.

In order to furnish certain exhibits for incorporation by reference into the Registration Statement, the Company is filing the Agreement and an opinion the Company received from its counsel regarding the validity of the shares to be sold pursuant to the Agreement.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

1.1	At Market Issuance Sales Agreement between Antigenics Inc. and McNicoll, Lewis & Vlak LLC and Wm Smith & Co., dated February 26, 2010

5.1	Opinion of Ropes & Gray LLP

23.1	Consent of Ropes & Gray LLP (included in Exhibit 5.1 above)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANTIGENICS INC.

Date: March 1, 2010	By:	/s/ Garo H. Armen
Garo H. Armen
Chief Executive Officer

EXHIBIT INDEX

The following designated exhibits are filed herewith:

Exhibits:

Exhibit No.	Description

1.1	At Market Issuance Sales Agreement between Antigenics Inc. and McNicoll, Lewis & Vlak LLC and Wm Smith & Co., dated February 26, 2010

5.1	Opinion of Ropes & Gray LLP

23.1	Consent of Ropes & Gray LLP (included in Exhibit 5.1 above)